UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) APRIL 25, 2006

                            GALAXY ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

           COLORADO                  0-32237                 98-0347827
(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)            File Number)          Identification No.)

                     1331 - 17TH STREET, SUITE 730, DENVER,
                      COLORADO 80202 (Address of principal
                          executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 293-2300

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 25, 2006, Galaxy Energy Corporation ("Galaxy") entered into a Securities Purchase Agreement with several accredited investors (the "Investors") pursuant to which Galaxy agreed to sell, and the Investors agreed to purchase in the aggregate, up to $4,500,000 principal amount of Subordinated Convertible Debentures. The debentures are further described in Item 2.03 below. In addition, the Investors also received three-year warrants that allow the holders to purchase 865,383 shares of common stock at $1.60 per share. Galaxy paid a placement fee of $100,000.

Proceeds of the financing will be used to reduce debt, for operating expenses, and for the further development of Galaxy's existing properties.

Galaxy has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the shares issuable upon conversion of the debentures and the shares issuable upon exercise of the warrants that were issued to the holders.

This summary description of the financing does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement and other transaction documents, which are filed as exhibits hereto.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The debentures have the following material terms:

   o     Interest at 15% per annum, payable at maturity;

   o Term of 30 months, which will extend automatically until all of Galaxy's senior debt has been retired;

   o In the event the debentures are retired at maturity, the holders are entitled to an additional payment equal to the sum of 25% plus 0.75% for each month (or part thereof) in excess of 30 months that the debentures have remained outstanding;

   o     Subordinated to all senior indebtedness of Galaxy;

   o Convertible at any time by the holders into shares of Galaxy common stock at a price equal to $1.56; and

   o     Full anti-dilution protections until the later of (i) April 25, 2008 or
         (ii) the completion of new financing of at least $25,000,000 at a stock price greater than $3.12, with weighted-average anti-dilution protection thereafter;

   o Anti-dilution protections not to be applicable to the amendment, exercise, conversion or redemption of any capital shares equivalent or options issued and outstanding as of April 25, 2006; the payment of interest on any senior debt in shares of Galaxy's common



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         stock; the issuance of any shares or capital shares equivalent pursuant to the terms of any convertible securities issued and outstanding as of April 25, 2006; or the issuance of securities in connection with acquisitions or strategic investments, the primary purpose of which is not to raise capital.


ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On April 25, 2006, Galaxy received a notice of failure to satisfy Section 1003(a)(iv) of the American Stock Exchange ("AMEX") Company Guide for continued listing on AMEX. Such notice is a result of the recent losses that Galaxy has sustained, as well as its significant working capital deficiency as reported in its quarterly report on Form 10-Q for the quarter ended February 28, 2006. Galaxy expects to submit a plan to AMEX by May 10, 2006, in which it will advise AMEX of action it has taken, or will take, that would bring it into compliance with Section 1003(a)(iv) of the Company Guide by July 24, 2006.


ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

On April 25, 2006, Galaxy sold three-year warrants that allow the holders to purchase 865,383 shares of common stock at $1.60 per share (the "Warrants"). A holder of a Warrant is not permitted to exercise the warrant for a number of shares of common stock greater than the number that would cause the aggregate beneficial ownership of common stock of such holder and all persons affiliated with such holder to exceed 4.99% of Galaxy's then outstanding common stock. Both the number of Warrants and the exercise price of the Warrants are subject to anti-dilution adjustments in the event of certain stock splits, stock combinations and other similar transactions.

Based upon the sophistication and financial condition of the Investors, Galaxy relied upon the exemptions from registration under the Securities Act of 1933 contained in Section 4(2) of the Securities and/or Rule 506 of Regulation D promulgated under the Securities Act for the offer and sale of the Debentures and Warrants.


ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

REGULATION
S-K NUMBER                               DOCUMENT

   10.1 Securities Purchase Agreement dated April 25, 2006 between Galaxy Energy Corporation and the Buyers named therein

   10.2          Form of Debenture


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REGULATION
S-K NUMBER                               DOCUMENT

   10.3          Form of Warrant

   10.4          Form of Subordination Agreement

   99.1          Press release issued April 26, 2006 as to financing

   99.2          Press release issued April 26, 2006 as to AMEX notice


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GALAXY ENERGY CORPORATION


April 26, 2006                           By: /s/ CHRISTOPHER S. HARDESTY
                                            ------------------------------------
                                              Christopher S. Hardesty
                                              Chief Financial Officer



















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